EXHIBIT 10.8
FOURTH LIMITED WAIVER AND AGREEMENT
This Fourth Limited Waiver and Agreement dated as of August 8, 2014, (this "Waiver"), is entered into by CAL DIVE INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower party hereto, the lenders party to the Credit Agreement described below, and ABC FUNDING, LLC, a Delaware limited liability company, as Administrative Agent (in such capacity, the "Administrative Agent").
INTRODUCTION
A.            Reference is made to the Amended and Restated Credit Agreement dated as of May 9, 2014 (as modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (collectively, the "Lenders" and individually, a "Lender") and the Administrative Agent.
B.            Section 7.11(a) of the Credit Agreement requires that the Borrower not permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 during the fiscal quarter ending June 30, 2014 (the "FCCR Covenant"), and the Borrower has informed the Administrative Agent and the Lenders that it is not in compliance with the FCCR Covenant for the fiscal quarter ending June 30, 2014 (the "FCCR Covenant Default").
C.            Section 7.11(c) of the Credit Agreement requires that the Borrower not permit the Consolidated Secured Leverage Ratio to be greater than 5.25 to 1.00 during the fiscal quarter ending June 30, 2014 (the "Leverage Covenant"), and the Borrower has informed the Administrative Agent and the Lenders that it is not in compliance with the Leverage Covenant for the fiscal quarter ending June 30, 2014 (the "Leverage Covenant Default").
D.            Section 7.11(d) of the Credit Agreement requires that the Borrower not permit Consolidated EBITDA for the four fiscal quarter period ending June 30, 2014 to be less than $30,000,000 (the "EBITDA Requirement"), and the Borrower has informed the Administrative Agent and the Lenders that it is not in compliance with the EBITDA Requirement for the four fiscal quarter period ending June 30, 2014 (the "EBITDA Requirement Default").
E.            Section 7.20 of the Credit Agreement prohibits the Borrower from directly or indirectly, requesting Revolving Credit Loans (as defined in the First Lien Credit Agreement) if the Borrower is not in compliance with the financial covenants set forth in Section 7.11 of the Credit Agreement (the "Revolving Borrowing Requirement"), and the Borrower has informed the Administrative Agent and the Lenders that it may borrow one or more Revolving Credit Loans (as defined in the First Lien Credit Agreement) pursuant to the First Lien Credit Agreement on or before the Limited Waiver Expiration Date (as defined below) such that, after giving effect to such Credit Extension (as defined in the First Lien Credit Agreement), the aggregate Outstanding Amount (as defined in the First Lien Credit Agreement) of all Revolving Credit Loans (as defined in the First Lien Credit Agreement), Swing Line Loans (as defined in the First Lien Credit Agreement) and L/C Obligations (as defined in the First Lien Credit Agreement) does not exceed $107,940,000 (the "Subject Revolving Borrowings").

F.            Each of the FCCR Covenant Default, the Leverage Covenant Default and the EBITDA Requirement Default constitutes an Event of Default under Section 8.01(b) of the Credit Agreement (collectively, the "Financial Covenant Defaults").
G.            The Borrower has informed the Administrative Agent and the Lenders that it is not in compliance with the covenants set forth in Section 7.11(a), Section 7.11(b) and Section 7.11(c) of the First Lien Credit Agreement for the fiscal quarter ending June 30, 2014 (collectively, the "First Lien Defaults").  The First Lien Defaults constitute Events of Default under Section 8.01(e) of the Credit Agreement (the "Cross-Defaults", and together with the Financial Covenant Defaults, the "Subject Defaults").
H.            In connection with the foregoing, the Borrower has requested, and the Lenders have agreed, subject to the terms and conditions of this Waiver, to waive the Subject Defaults and the Revolving Borrowing Requirement with respect to the Subject Revolving Borrowings, in each case, until September 30, 2014 (as such date may be adjusted pursuant to Section 2(h) below, the "Limited Waiver Expiration Date").
THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:
Section 1.                          Definitions; References.

(a)            Unless otherwise defined in this Waiver, each term used in this Waiver that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement

(b)            As used herein, the following terms have the following meanings:

(i)            "Calendar Week" means the calendar week beginning each Monday.

(ii)            "Cash Balance" means, on any Business Day, (i) the collected balance of total cash held by the Borrower and its Subsidiaries in Domestic Accounts or Foreign Accounts, as the case may be, including only those deposited funds that have cleared bank processing, less (ii) outstanding payments with respect to such Domestic Accounts or Foreign Accounts, as the case may be, in each case, made by check, debit and wire that have been sent to the payee but not yet cleared bank processing.

(iii)            "Cash Flow Forecast" means the cash flow forecast delivered on July 23, 2014 by the Borrower to the Administrative Agent and the Lenders.

(iv)            "Cash Inflows" means, for any given Calendar Week, the amount of domestic and international cash collections of the Loan Parties for such Calendar Week.

(v)            "Cash Outflows" means, for any given Calendar Week, the amount of domestic and international cash payments of the Loan Parties for such Calendar Week.

(vi)            "Domestic Accounts" means all deposit, securities and other accounts of the Borrower and its Subsidiaries that are held in the United States.

(vii)            "Domestic Cash Outflows" means, for any given Calendar Week, the aggregate amount of cash payments of the Loan Parties made (i) in respect of domestic operations or (ii) for the benefit of the Mexico operations of the Loan Parties' Subsidiaries, in each case, for such Calendar Week.

(viii)            "Foreign Accounts" means all deposit, securities and other accounts of the Borrower and its Subsidiaries that are not held in the United States.

(ix)            "Required Borrowing Certificate" means, with respect to any Request for Credit Extension (as defined in the First Lien Credit Agreement), a certificate in the form attached as Exhibit A to the First Lien Waiver, duly executed by a Responsible Officer of the Borrower, certifying that such Responsible Officer reasonably believes that the aggregate Cash Balance on deposit in the Domestic Accounts at the end of the Calendar Week in which such Credit Extension (as defined in the First Lien Credit Agreement) is made will not exceed $5,000,000, after giving effect to (a) the requested Credit Extension (as defined in the First Lien Credit Agreement) and (b) all Cash Inflows and Cash Outflows reflected in the Cash Flow Forecast for such Calendar Week.

Section 2.                          Waiver & Agreements.

(a)            The Lenders hereby waive the Subject Defaults and the Revolving Borrowing Requirement with respect to the Subject Revolving Borrowings; PROVIDED THAT SUCH WAIVER OF THE SUBJECT DEFAULTS AND REVOLVING BORROWING REQUIREMENT SHALL AUTOMATICALLY EXPIRE AT 5:00 P.M. EASTERN TIME ON THE LIMITED WAIVER EXPIRATION DATE.  On and after the Limited Waiver Expiration Date, the Subject Defaults shall constitute Events of Default under the Credit Agreement unless and until the Required Lenders, in their sole discretion, enter into a permanent waiver of the Subject Defaults.  This waiver is limited to the extent described herein and shall not be construed to be a waiver of any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or any of the Loan Documents or a waiver of any Default or Event of Default that may have occurred or may hereafter occur (other than the foregoing waiver of the Subject Defaults until the Limited Waiver Expiration Date).  Without limiting the foregoing, failure to observe or perform any agreement contained in Section 7.11(a), Section 7.11(c), Section 7.11(d) or Section 7.20 of the Credit Agreement shall constitute a Default and Event of Default. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with (a) any present or future defaults under the Credit Agreement or any other provision of any Loan Document other than the Subject Defaults, and (b) the Subject Defaults after the Limited Waiver Expiration Date.

(b)            The Administrative Agent, the Lenders and the Borrower hereby agree that from and including the date of this Waiver and through and including the Limited Waiver Expiration Date, (i) the Borrower shall not be entitled to, and shall not, request any Credit Extension (as defined in the First Lien Credit Agreement) (A) if, after giving effect to such Credit Extension, the aggregate Outstanding Amount (as defined in the First Lien Credit Agreement) of all Revolving Credit Loans (as defined in the First Lien Credit Agreement), Swing Line Loans (as defined in the First Lien Credit Agreement) and L/C Obligations (as defined in the First Lien Credit Agreement) would exceed $107,940,000 on or before August 30, 2014 (and thereafter, the amount of the Revolving Credit Facility (as defined in the First Lien Credit Agreement)) and (B) unless the Borrower has delivered to the Administrative Agent a copy of the Required Borrowing Certificate delivered to the First Lien Administrative Agent, (ii) all interest on the principal amount of all Obligations outstanding under the Credit Agreement shall, in each case, accrue at the Default Rate and (iii) no Loans may be requested as, converted to or continued as Eurodollar Rate Loans.

(c)            From and after the date immediately following the Limited Waiver Expiration Date, (i) the Borrower hereby acknowledges and agrees, that, pursuant to Section 2.06(b)(i) of the Credit Agreement, all interest on the principal amount of all Obligations outstanding under the Credit Agreement shall accrue at the Default Rate while any of the Subject Defaults exist and (ii) the Required Lenders hereby declare in accordance with Section 2.02(c) of the Credit Agreement, and the Borrower hereby acknowledges and agrees, that no Loans may be requested as, converted to or continued as Eurodollar Rate Loans while any of the Subject Defaults exist.

(d)            The Borrower hereby agrees that it will not permit the aggregate actual Domestic Cash Outflows of the Loan Parties to exceed:

(i)            during the Calendar Week ending August 10, 2014, 120% of the Domestic Cash Outflows set forth on the Cash Flow Forecast for such Calendar Week plus $5,300,000, which represents the one week favorable spending variance reported to the Lenders for the week ended August 3, 2014 (the "$5.3 million Favorable Spending Variance");

(ii)            during the two Calendar Week period ending August 17, 2014, 120% of the aggregate Domestic Cash Outflows set forth on the Cash Flow Forecast for the Calendar Weeks ending August 10, 2014 and August 17, 2014, plus the $5.3 million Favorable Spending Variance;

(iii)            during the three Calendar Week period ending August 24, 2014, 115% of the aggregate Domestic Cash Outflows set forth on the Cash Flow Forecast for the Calendar Weeks ending August 10, 2014, August 17, 2014 and August 24, 2014, plus the $5.3 million Favorable Spending Variance;

(iv)            during the four Calendar Week period ending August 31, 2014, 115% of the aggregate Domestic Cash Outflows set forth on the Cash Flow Forecast for the Calendar Weeks ending August 10, 2014, August 17, 2014, August 24, 2014 and August 31, 2014, plus the $5.3 million Favorable Spending Variance;

(v)            during the five Calendar Week period ending September 7, 2014, 115% of the aggregate Domestic Cash Outflows set forth on the Cash Flow Forecast for the Calendar Weeks ending August 10, 2014, August 17, 2014, August 24, 2014, August 31, 2014 and September 7, 2014, plus the $5.3 million Favorable Spending Variance;

(vi)            during the six Calendar Week period ending September 14, 2014, 115% of the aggregate Domestic Cash Outflows set forth on the Cash Flow Forecast for the Calendar Weeks ending August 10, 2014, August 17, 2014, August 24, 2014, August 31, 2014, September 7, 2014 and September 14, 2014, plus the $5.3 million Favorable Spending Variance;

(vii)            during the seven Calendar Week period ending September 21, 2014, 115% of the aggregate Domestic Cash Outflows set forth on the Cash Flow Forecast for the Calendar Weeks ending August 10, 2014, August 17, 2014, August 24, 2014, August 31, 2014, September 7, 2014, September 14, 2014 and September 21, 2014, plus the $5.3 million Favorable Spending Variance; and

(viii)            during the eight Calendar Week period ending September 28, 2014, 115% of the aggregate Domestic Cash Outflows set forth on the Cash Flow Forecast for the Calendar Weeks ending August 10, 2014, August 17, 2014, August 24, 2014, August 31, 2014, September 7, 2014, September 14, 2014, September 21, 2014 and September 28, 2014, plus the $5.3 million Favorable Spending Variance.

(e)            On Tuesday of each Calendar Week, beginning on August 12, 2014 and continuing through the Limited Waiver Expiration Date, the Borrower shall provide to the Administrative Agent and the Lenders (i) a variance analysis of actual Domestic Cash Outflows from the date of this Waiver through and including the immediately preceding Monday versus the Domestic Cash Outflows set forth in the Cash Flow Forecast for such period demonstrating compliance with Section 2(d) above, and (ii) a comparison of actual Cash Inflows and actual Cash Outflows for the immediately preceding Calendar Week versus the Cash Inflows and Cash Outflows set forth in the Cash Flow Forecast for such Calendar Week.

(f)            On Friday of each Calendar Week, beginning on August 8, 2014 and continuing through the Limited Waiver Expiration Date, the Borrower shall provide to the Administrative Agent and the Lenders a cash flow forecast for the thirteen week period beginning on the following Monday, which cash flow forecast shall be in a form substantially similar to the Cash Flow Forecast.

(g)            (i) If, at the end of any two consecutive Business Days, the aggregate Cash Balance in the Domestic Accounts exceeds $3,000,000 on each of such Business Days, then on the next Business Day, the Borrower shall be permitted to prepay (or cause to be prepaid) Revolving Credit Loans (as defined in the First Lien Credit Agreement), Swing Line Loans  (as defined in the First Lien Credit Agreement) or Cash Collateralize (as defined in the First Lien Credit Agreement) the L/C Obligations (as defined in the First Lien Credit Agreement), or any combination of the foregoing, in an aggregate amount equal to such excess, which prepayment amount shall not be a reduction in commitment but may be reborrowed.  (ii) If, at the end of any Business Day, the aggregate Cash Balance in the Foreign Accounts exceeds $2,000,000, then on the next Business Day, the Borrower shall cause such excess to be transferred to one or more Domestic Accounts of a Loan Party.  At the request of the Administrative Agent, the Borrower shall provide evidence reasonably satisfactory to the Administrative Agent of its compliance with this Section 2(g).  Any prepayment permitted pursuant to this Section 2(g) shall not be accompanied by a permanent reduction of the Revolving Credit Facility.

(h)            On or before August 27, 2014 (the "Required Commitment Letter Date"), the Borrower shall deliver to the First Lien Administrative Agent a commitment letter or letters duly executed by one or more institutions satisfactory to the First Lien Administrative Agent and the Required Lenders (as defined in the First Lien Credit Agreement) in their sole discretion and otherwise in form and substance satisfactory to the First Lien Administrative Agent and the Required Lenders (as defined in the First Lien Credit Agreement) in their sole discretion (collectively, the "Commitment Letter"), which Commitment Letter shall commit such financial institutions to, on or before September 30, 2014, either (i) provide one or more credit facilities that will cause (A) termination of the Aggregate Commitments (as defined in the First Lien Credit Agreement), (B) payment in full (at par) of all Obligations (as defined in the First Lien Credit Agreement) (other than contingent indemnification Obligations (as defined in the First Lien Credit Agreement) and any Obligations (as defined in the First Lien Credit Agreement) under any Secured Cash Management Agreement (as defined in the First Lien Credit Agreement) or Secured Hedge Agreement (as defined in the First Lien Credit Agreement) which are not then due and payable), (C) expiration, termination or cash collateralization (in a manner satisfactory to the L/C Issuer (as defined in the First Lien Credit Agreement) in its sole discretion) of all Letters of Credit (as defined in the First Lien Credit Agreement), and (D) termination of the Loan Documents (as defined in the First Lien Credit Agreement); or (ii) (A) purchase (at par) all of the Lenders' (as defined in the First Lien Credit Agreement) rights and obligations in their respective capacities as Lenders (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement and any other documents or instruments delivered pursuant thereto (including, without limitation, all such rights and obligations in respect of the Revolving Credit Facility (as defined in the First Lien Credit Agreement) and the Letters of Credit (as defined in the First Lien Credit Agreement) and the Swing Line Loans (as defined in the First Lien Credit Agreement) included in such Revolving Credit Facility (as defined in the First Lien Credit Agreement)), pursuant to documentation in form and substance satisfactory to the First Lien Administrative Agent and the Required Lenders (as defined in the First Lien Credit Agreement) in their sole discretion, including by cash collateralizing (in a manner satisfactory to the L/C Issuer (as defined in the First Lien Credit Agreement) in its sole discretion) or replacing all Letters of Credit (as defined in the First Lien Credit Agreement) outstanding on such date, and (B) replace Bank of America, in its capacities as First Lien Administrative Agent, Swing Line Lender (as defined in the First Lien Credit Agreement) and L/C Issuer (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement, pursuant to documentation in form and substance satisfactory to Bank of America in its sole discretion (the consummation the items described in either of the foregoing clauses (i) or (ii) being referred to herein as the "Total Payoff").  If the Borrower fails to (i) deliver to the First Lien Administrative Agent the Commitment Letter required by this Section 2(h) on or before the Required Commitment Letter Date, or (ii) or fails to comply with the requirements set forth in clause (ii) of the second sentence of Section 2(h) of the First Lien Waiver, then from and after the Required Payment Deadline (as defined in the First Lien Waiver), the Limited Waiver Expiration Date shall automatically be September 2, 2014 instead of September 30, 2014.  Further, the Borrower hereby agrees that it shall not deliver a Commitment Letter that requires the payment of commitment or analogous fees in excess of $1,000,000 as consideration for the commitment thereunder.

(i)            In consideration for the Lenders entering into this Waiver, the Borrower shall pay to the Administrative Agent (for the pro rata benefit of the Lenders), a fee equal to $2,000,000, which fee shall be (A) fully earned on the date of this Waiver, (B) payable on the Limited Waiver Expiration Date and (C) non-refundable for any reason whatsoever; provided, however, that: (1) if the Borrower delivers to the First Lien Administrative Agent the Commitment Letter required by Section 2(h) (as determined by the First Lien Administrative Agent) on or before the Required Commitment Letter Date, and the First Lien Administrative Agent reduces the fee payable under Section 2(i) of the First Lien Waiver by $750,000, such fee shall be reduced by $1,200,000, and (2) if the Total Payoff is consummated on or before September 30, 2014, and the First Lien Administrative Agent reduces the fee payable under Section 2(i) of the First Lien Waiver by $500,000, such fee shall be reduced by $800,000.

(j)            Unless prohibited by applicable law (or contrary to duties imposed thereunder) or the Loan Parties' material Contractual Obligations as in effect on the date of Waiver, before entering into discussions with any Person regarding the provision of any financing or the granting of any Lien, in either case, that would be superior to the Obligations or the Liens securing the Obligations and junior or pari passu with the First Lien Obligations or the Liens securing the First Lien Obligations, the Borrower agrees that it will first discuss its interest in obtaining such financing and/or granting of Liens with the Administrative Agent and the Lenders and offer the Lenders the opportunity to provide such financing.  The Loan Parties hereby represent that, as of the date of this Waiver, they are not party to any material Contractual Obligations that would prohibit them from complying with the foregoing sentence.

(k)            The parties hereto agree that the "Limited Waiver Expiration Date" under and as defined in that certain Limited Waiver and Agreement dated as of July 28, 2014 among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders party thereto, shall be deemed to be the date of this Waiver.

(l)            The Borrower agrees to (i) pay the fees and expenses of counsel and the financial advisors to the Administrative Agent in connection with this Waiver and the other Loan Documents (including a retainer for the estimated fees and expenses of such counsel) immediately upon request, and (ii) pay the fees and expenses of counsel and the financial advisors to the Administrative Agent in connection with this Waiver and the other Loan Documents (including the estimated fees and expenses of such counsel and financial advisors through and including September 30, 2014 (or such other date as may be agreed by the Administrative Agent)) on or before 5:00 p.m. Eastern Time September 2, 2014.

(m)            The Borrower acknowledges and agrees that all accrued and unpaid interest on the Loans is due to the Lenders pursuant to Section 2.06(c) of the Credit Agreement and will be paid on August 29, 2014.

The Borrower's failure to satisfy any of the obligations set forth in Sections 2(d), (e), (f), (g), (i), (j), (l), (m), or the last sentence of Section 2(h) shall constitute an immediate Event of Default.

Section 3.                          Representations and Warranties.  The Borrower represents and warrants that (a) the execution, delivery, and performance of this Waiver by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Waiver and the Credit Agreement constitute legal, valid, and binding obligations of each Loan Party that is a party hereto or thereto, enforceable against such Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) after giving effect to this Waiver and the First Lien Waiver (as defined below), the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement and in each Loan Document are true and correct in all material respects as of the date of this Waiver, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date; (d)  after giving effect to this Waiver and the First Lien Waiver, no Default or Event of Default exists under the Loan Documents; (e) the Liens under the Security Documents are valid and subsisting and secure the Obligations; and (f) as of the date of this Waiver, the Outstanding Amount of the (i) Tranche A Term Loans is $20,000,000 and (ii) Tranche B Term Loans is $80,000,000.

Section 4.                          Effect on Loan Documents.  Except as expressly modified hereby, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed.  Except as expressly provided in Section 2(a) hereof, nothing herein shall act as a waiver of any of the Administrative Agent's or any Lender's rights under the Loan Documents, including the waiver of any Default or Event of Default, however denominated.  The Borrower acknowledges and agrees that this Waiver shall in no manner impair or affect the validity or enforceability of the Credit Agreement.  This Waiver is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Waiver may be a Default or Event of Default under the other Loan Documents.

Section 5.                          Effectiveness.  This Waiver shall become effective upon the satisfaction of the following conditions:

(a)            the Administrative Agent (or its counsel) shall have received counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Subsidiary Guarantor, and by the Required Lenders; and

(b)            the Administrative Agent (or its counsel) shall have received a waiver (the "First Lien Waiver"), dated as of the date hereof, executed and delivered by the appropriate parties under the First Lien Credit Agreement, which waiver (i) waives (through and including the Limited Waiver Expiration Date) any default or event of default under Section 8.01(b) of the First Lien Credit Agreement resulting from the Borrower's failure to comply with Section 7.11(a), Section 7.11(b) and Section 7.11(c) of the First Lien Credit Agreement, (ii) waives (through and including the Limited Waiver Expiration Date) any default or event of default under Section 8.01(e) of the First Lien Credit Agreement resulting from the existence of the FCCR Covenant Default, the Leverage Covenant Default and the EBITDA Requirement Default, and (iii) is otherwise in form and substance satisfactory to the Administrative Agent; and

(c)            the Borrower shall have paid the fees and expenses of counsel to the Administrative Agent in connection with this Waiver and the other Loan Documents (including the estimated fees and expenses of such counsel through and including August 8, 2014).

Section 6.                          Reaffirmation of Subsidiary Guaranty and Security Documents.  By its signature hereto, each Subsidiary Guarantor represents and warrants that (a) such Subsidiary Guarantor has no defense to the enforcement of the Subsidiary Guaranty, and that according to its terms the Subsidiary Guaranty will continue in full force and effect to guaranty the Borrower's obligations under the Credit Agreement and the other amounts described in the Subsidiary Guaranty following the execution of this Waiver and (b) the Liens created under the Security Documents to which such Subsidiary Guarantor is a party are valid and subsisting and will continue in full force and effect to secure the Borrower's obligations under the Credit Agreement and the other amounts described in such Security Documents following the execution of this Waiver.

Section 7.                          Governing Law.  THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.                          Miscellaneous.  The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Waiver.  This Waiver may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered electronically or by telecopier.

Section 9.                          ENTIRE AGREEMENT.  THIS WAIVER AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 10.                      No Actions, Claims, Etc.  As of the date hereof, each Loan Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders or the Administrative Agent's or any Lender's respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

Section 11.                     General Release.  In consideration of the Administrative Agent's and the Lenders' willingness to enter into this Waiver, each Loan Party hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent's and each Lender's respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (all of the above, collectively, the "Lender Group"), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted (all of the above, collectively, "Claims") that existed, arose or occurred at any time from the beginning of the world to the date of execution of this Waiver, which any Loan Party may have or claim to have against any of the Lender Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

Section 12.                     Further Assurances.  The Borrower agrees promptly to take such action, upon the request of any Lender or the Administrative Agent, as is necessary to carry out the intent of this Waiver.

* * * *

EXECUTED as of the first date above written.

CAL DIVE INTERNATIONAL, INC.
By:	/s/ Lisa M. Buchanan
Name:	Lisa M. Buchanan
Title:	Executive Vice President, General Counsel and Secretary

CAL DIVE OFFSHORE CONTRACTORS, INC., a Delaware corporation
AFFILIATED MARINE CONTRACTORS, INC., a Delaware corporation
FLEET PIPELINE SERVICES, INC., a Delaware corporation
GULF OFFSHORE CONSTRUCTION, INC., a Delaware corporation
CDI RENEWABLES, LLC, a Delaware limited liability company

By:	/s/ Lisa M. Buchanan
Name:	Lisa M. Buchanan
Title:	Vice President, General Counsel and Secretary

Signature Page to Second Lien Limited Waiver and Agreement

ABC FUNDING, LLC, as Administrative Agent
Summit Partners Credit Advisors, L.P.
Its: Manager

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT PARTNERS CREDIT FUND, L.P., as a Lender
By:	Summit Partners Credit GP, L.P.
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT PARTNERS CREDIT FUND A-1, L.P., as a Lender
By:	Summit Partners Credit A-1 GP, L.P.
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

Signature Page to Second Lien Limited Waiver and Agreement

SUMMIT PARTNERS CREDIT FUND A-2, L.P., as a Lender
By:	Summit Partners Credit A-2 GP, L.P.
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT INVESTORS I (UK), L.P., as a Lender
By:	Summit Investors Management, LLC
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT INVESTORS I, LLC, as a Lender
By:	Summit Investors Management, LLC
Its:	Manager

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT PARTNERS CREDIT OFFSHORE INTERMEDIATE FUND, L.P., as a Lender
By:	Summit Partners Credit GP, L.P.
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

Signature Page to Second Lien Limited Waiver and Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, as a Lender
By:	/s/ Jason Strife
Name:	Jason Strife
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Tamar Scoville
Name:	Tamar Scoville
Title:	Vice President

Signature Page to Second Lien Limited Waiver and Agreement